Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT
JBS N.V.

Dated as of April 13, 2026

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into on April 13, 2026, by and among JBS N.V., a company incorporated and organized in accordance with the laws of the Netherlands (the “Company”), and Banco Bradesco BBI S.A., Citigroup Global Markets Inc., Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives (the “Representatives”) on behalf of the initial purchasers named on Schedule I hereto (collectively, the “Initial Purchasers”).
This Agreement is entered into pursuant to Section 6(k) of the Purchase Agreement dated March 30, 2026 (the “Purchase Agreement”), by and among the Company, JBS USA Foods Group Holdings, Inc. and JBS USA Food Company Holdings, as co-issuers (the “Co-Issuers”) and the Representatives, as representatives of the Initial Purchasers, pursuant to which the Co-Issuers propose to issue and sell (1) U.S.$1,250.0 million aggregate principal amount of 5.625% Senior Notes due 2037 (the “2037 Notes”) and (2) U.S.$750.0 million aggregate principal amount of 6.400% Senior Notes due 2057 (the “2057 Notes,” and together with the 2037 Notes, the “Notes”).
In consideration of the foregoing, the parties hereto agree as follows:
1.Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
“Additional Interest” shall have the meaning set forth in Section 2.5.
“Affiliate” shall mean an “affiliate” as that term is defined in Rule 405 under the Securities Act.
“Agreement” shall have the meaning set forth in the preamble.
“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as that term is defined in Rule 405 under the Securities Act.
“Co-Issuers” shall have the meaning set forth in the preamble.
“Company” shall have the meaning set forth in the preamble, or the Company’s successors and assigns.
“Event Date” shall have the meaning set forth in Section 2.5.
“Exchange Offer” means the offer by the Company to exchange each Series of Registrable Securities for the corresponding Series of Exchange Securities pursuant to Section 2.1.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement.
“Exchange Period” shall have the meaning set forth in Section 2.1.
“Exchange Securities” shall mean, with respect to each Series of Registrable Securities, a new series of notes maturing on the same date and bearing interest at the same rate per annum as the corresponding Series of Registrable Securities (each such series of Exchange Securities, a “Series of Exchange Securities”), in each case, issued by the Co-Issuers under the applicable Indenture, containing terms identical to the applicable Series of Registrable Securities in all material respects (except for references to certain additional interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of the applicable Series of Registrable Securities in exchange for the corresponding Series of Exchange Securities pursuant to the Exchange Offer.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Holder” shall mean each Person who becomes the registered owner of Registrable Securities under the applicable Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a Prospectus in connection with any resale of such Exchange Securities.
“Indentures” shall mean the (i) the indenture, dated April 13, 2026, among the Co-Issuers and Regions Bank, as trustee, relating to the 2037 Notes and (ii) the indenture, dated April 13, 2026, among the Co-Issuers and Regions Bank, as trustee, relating to the 2057 Notes as applicable, in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
“Initial Purchasers” shall have the meaning set forth in the preamble.
“Notes” shall have the meaning set forth in the preamble.
“Participating Broker-Dealers” shall mean the Initial Purchasers and any other broker-dealer which makes a market in the Notes and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.
“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Purchase Agreement” shall have the meaning set forth in the preamble.
“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to a prospectus, including post-effective amendments and, in each case, including all material incorporated or deemed incorporated by reference therein.
“Registrable Securities” shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Notes shall have been declared or otherwise become effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have ceased to be outstanding or (iii) the Exchange Offer is consummated. Each of the series of Notes may be referred to herein as a “Series of Registrable Securities.”
“Registration Default” shall have the meaning set forth in Section 2.5.
“Registration Expenses” shall mean any and all expenses incident to the performance of, or compliance with, by the Company with this Agreement, including, without limitation, (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, and (v) the fees and expenses of the Trustee.
“Registration Statement” shall mean any registration statement of JBS N.V. or any subsidiary or direct or indirect parent entity of JBS N.V. which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed incorporated by reference therein.
“Representatives” shall have the meaning set forth in the preamble.
“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.

2

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Shelf Registration” shall mean a registration effected pursuant to Section 2.2.
“Shelf Registration Statement” shall mean a “shelf” registration statement of JBS N.V. or any subsidiary or direct or indirect parent entity of JBS N.V. pursuant to the provisions of Section 2.2, including an Automatic Shelf Registration Statement, if applicable, which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed incorporated by reference therein.
“Trustee” shall mean the trustee with respect to the Registrable Securities under the applicable Indenture.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.
2.Registration Under the Securities Act.
2.1Exchange Offer. Unless the Exchange Offer would violate applicable law or any applicable interpretation of the Staff of the SEC, the Company shall, for the benefit of the Holders, at the Company’s cost, use its commercially reasonable efforts to (A) file with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for each Series of Registrable Securities, of a like principal amount of the corresponding Series of Exchange Securities, (B) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, and (C) cause the Exchange Offer to be consummated not later than 365 calendar days following the date of this Agreement.
In order to participate in the Exchange Offer, each Holder must represent to the Company at the time of the consummation of the Exchange Offer that it (i) is not an Affiliate of the Company, (ii) is not a broker-dealer who tendered Notes acquired directly from any Co-Issuer for its own account, (iii) is acquiring the Exchange Securities in the ordinary course of such Holder’s business and (iv) is not engaged in and does not intend to engage in and has no arrangements or understandings with any Person to participate in the distribution of the Exchange Securities (collectively, the “Holder Representations”).
In connection with the Exchange Offer, the Company shall:
(a)make available to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement;
(b)keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer at the option of the Company or if required by applicable law) (such period referred to herein as the “Exchange Period”); and
(c)otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.
The Exchange Securities shall be issued under (i) the applicable Indenture or (ii) an indenture identical in all material respects to the applicable Indenture and which, in either case, has been qualified under the Trust Indenture Act.
As soon as reasonably practicable after the expiration of the Exchange Offer, the Company shall:
(i)accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement;

3

(ii)deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and
(iii)cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the corresponding Series of Registrable Securities of such Holder so accepted for exchange.
Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Security surrendered in exchange therefor or, if no interest has been paid on the Registrable Security, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have made the Holder Representations and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or other appropriate form under the Securities Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.
2.2Shelf Registration. If, (i) because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the Staff of the SEC, the Company determines upon the advice of its counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2.1, or (ii) any Holder (other than as a result of the status of any such Holder as an “affiliate” of the Company or as a broker-dealer) notifies the Company prior to the completion of the Exchange Offer that it is not eligible to participate in the Exchange Offer or, in the case of any Holder that participates in the Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange (it being understood that the requirement that an Exchanging Dealer (as defined below) deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Description of the Exchange Offer” or similar section, and (c) Annex C hereto in the “Plan of Distribution” in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Exchange Offer shall not result in such Exchange Securities being not “freely transferable”), then the Company shall, at its reasonable cost:
(a)As promptly as practicable file with the SEC, and thereafter shall use its commercially reasonable efforts to cause to become effective as promptly as practicable but no later than 365 days after being required to do so under Section 2.2, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution as set forth in such Shelf Registration Statement; provided, however, that nothing in this Section 2.2(a) shall require the filing of a Shelf Registration Statement prior to the deadline for filing the Exchange Offer Registration Statement set forth in Section 2.1; provided, further, that no Holder shall be entitled to be named as a selling security holder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the Prospectus as a selling security holder, evidencing such Holder’s agreement to be bound by the applicable provisions of this Agreement and providing such further information to the Company as the Company may reasonably request.
(b)Use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two year from the date of this Agreement, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, are

4

freely tradeable pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC or cease to be outstanding or otherwise to be Registrable Securities.
(c)Notwithstanding any other provisions hereof, use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto, at the time each such registration statement or amendment thereto becomes effective, and any Prospectus as of the date thereof forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time) (each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.
The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b), and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC (other than with respect to any such supplement or amendment resulting solely from the incorporation by reference of any report filed under the Securities Exchange Act). In the event that the Exchange Offer is consummated within 365 days after the date of this Agreement, the Company shall have no obligation to file a Shelf Registration Statement pursuant to Section 2.2(ii).
2.3Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
2.4Effectiveness. An Exchange Offer Registration Statement pursuant to Section 2.1 will not be effective unless it has been declared effective by the SEC, and a Shelf Registration Statement pursuant to Section 2.2 will not be effective unless it has been declared effective by the SEC or has otherwise become effective under Rule 462 under the Securities Act or any other applicable rule; provided, however, that if, after such Registration Statement has been declared effective or has otherwise become effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.
2.5Interest. The Company agrees that in the event that (a)(i) if required, the Exchange Offer is not consummated on or prior to the 365th calendar day following the date of this Agreement or (ii) if required, a Shelf Registration Statement has not become effective on or prior to the 365th calendar day following the date on which the Company became obligated to file such Shelf Registration Statement under Section 2.2, or (b) if required, the Shelf Registration Statement has been filed and is declared or otherwise becomes effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective hereunder (each such event referred to in the preceding clauses (a) and (b), a “Registration Default”), then, if the Company has not undertaken its commercially reasonable efforts in connection with sub-clauses (a) or (b) above, the interest rate borne by the series of Notes affected thereby shall be increased (“Additional Interest”) immediately upon occurrence of a Registration Default by one-quarter of one percent (0.25%) per annum while one or more Registration Defaults is continuing until all Registration Defaults have been cured; provided that Additional Interest shall accrue only for those days that a Registration Default occurs and is continuing, including the date on which any Registration Default shall occur but not including the date on which all Registration Defaults have been cured. Such Additional Interest shall be calculated based on a year consisting of 360 days comprised of twelve 30-day months. Following the cure of all Registration Defaults, the accrual of Additional Interest on the affected series of Notes will cease, the interest rate will

5

revert to the original rate on such series of Notes. Additional Interest shall not be payable with respect to Registration Defaults for any period during which a Shelf Registration Statement is effective and usable by the Holders. Any Additional Interest shall constitute liquidated damages and shall be the exclusive remedy, monetary or otherwise, available to any Holder of Notes with respect to any Registration Default. The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes, as applicable, affected thereby entitled to receive the interest payment to be paid on such date as set forth in the applicable Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.
Notwithstanding anything else contained herein, no Additional Interest shall be payable in relation to the applicable Shelf Registration Statement or the related Prospectus if (i) such Additional Interest is payable solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited or, if required by the rules and regulations under the Securities Act, quarterly unaudited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared or otherwise become effective to permit Holders to use the related Prospectus or (y) the Company notifies the Holder in writing to suspend use (on one or more occasions) of the Shelf Registration Statement and the related Prospectus for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to the Company that, in the reasonable judgment of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension. Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest with respect to the Notes to any Holder if the failure arises from the Company’s failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Section 2 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any Prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) FINRA or the SEC may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained herein to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared or otherwise become effective, including, without limitation, a signed notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the Prospectus as a selling security holder, evidencing such Holder’s agreement to be bound by the applicable provisions of this Agreement and providing such further information to the Company as the Company may reasonably request.
3.Registration Procedures. In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2, the Company shall:
(a)prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the eligible selling Holders thereof, and (iii) shall, at the time of effectiveness, comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2;

6

(b)subject to the Company’s right to suspend use of a Shelf Registration Statement contained in the second paragraph of Section 2.5, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period; provided, however, that nothing contained herein shall imply that the Company is liable for any action or inaction of any Holder, including any Participating Broker-Dealer;
(c)include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Description of the Exchange Offer” or similar section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement;
(d)give notice to the Holders of the Notes (in case of any Shelf Registration Statement) and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer (which notice pursuant to clauses (i) and (ii) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):
(i)of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act; and
(ii)of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or overtly threatening of any proceeding for such purpose.
(e)use its commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement;
(f)during the period of the Shelf Registration, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without charge, copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement; and
(g)deliver to any Participating Broker-Dealer and such other persons required to deliver a Prospectus following the Exchange Offer, without charge, copies of the final Prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by the Representatives, if necessary, any Participating Broker-Dealer and such other persons required to deliver a Prospectus following the Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.
In the case of a Shelf Registration Statement, the Company may (as a condition to the participation of such Holder and the beneficial owner of Registrable Securities in the Shelf Registration and in addition to any other conditions to such participation set forth in this Agreement) require each

7

Holder of Registrable Securities to furnish to the Company prior to the 30th day following the Company’s filing of such request for information with the Trustee for delivery to the Holders such information regarding the Holder and the proposed distribution by such Holder or beneficial owner of such Registrable Securities as the Company may from time to time reasonably request in writing.
In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k), and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
3.1Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes (with respect to a Shelf Registration Statement only), any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement at any time or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Issuer FWP” ), or (2) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Party for any legal and other expenses reasonably incurred by that Indemnified Party in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred (but no more frequently than annually); provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered (including through satisfaction of the conditions of Rule 172 under the Securities Act) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Notes to such person, an amended or supplemented prospectus or, if permitted by Section 3(f), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.
(b) Each Holder of the Notes and each Participating Broker-Dealer, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the applicable Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement at

8

any time or prospectus or in any amendment or supplement thereto or in any Issuer FWP, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or Participating Broker-Dealer specifically for inclusion therein. This indemnity agreement will be in addition to any liability which such Holder or Participating Broker-Dealer may otherwise have to the Company or any of its directors, officers or controlling persons.
(c) Promptly after receipt by an indemnified party under this Section 4 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party (i) shall not relieve it from liability under Section 4(a) or 4(b) unless and to the extent it did not otherwise learn of such claim or action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 4(a) or 4(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable and documented fees and expenses of any counsel retained by them, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Holders or Participating Broker-Dealers and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the

9

same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Holders, Participating Broker-Dealers or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.
(d) If the indemnification provided for in this Section 4 shall for any reason be unavailable to an indemnified party under Section 4(a) or 4(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or Participating Broker-Dealers on the other hand from the exchange of the Notes, pursuant to the Exchange Offer. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Holders or Participating Broker-Dealers on the other hand from the exchange of the Notes, pursuant to the Exchange Offer, and the relative fault of Company on the one hand and the Holders or Participating Broker-Dealers on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders or Participating Broker-Dealers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 4(d) shall be deemed to include, for purposes of this Section 4(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(d), no Holder of Notes or Participating Broker-Dealer shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders or Participating Broker-Dealer from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders or Participating Broker-Dealer have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e) The agreements contained in this Section 4 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

10

4.Miscellaneous.
4.1Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.
4.2Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.2, which address initially is the address set forth in the Purchase Agreement, as applicable, with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.2. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the applicable Indenture, at the address specified in such Indenture.
4.3Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, any note or global note representing such Registrable Securities or the Indentures. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.
4.4Third Party Beneficiaries. The Representatives, on behalf of the Initial Purchasers, shall be a third party beneficiary to the agreements made hereunder by the Company for the benefit of the Holders and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Representatives, on behalf of the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
4.5Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.6Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
4.7GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4.8Submission to Jurisdiction. By the execution and delivery of this Agreement, the Company acknowledges that it has, by separate written instrument, designated and appointed JBS USA Food Company Holdings, with an office on the Time of Sale at 1770 Promontory Circle, Greeley, Colorado

11

80634 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledges that JBS USA Food Company Holdings has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, (iii) agrees that service of process upon the Company and written notice of said service to the Company in accordance with the above shall be deemed in every respect effective service of process upon it, in any such suit or proceeding, and (iv) waives any objection to the laying of venue of any suit, action or proceeding in such court and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
4.9Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
[Signature Pages Follow]

12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
JBS N.V.
By: /s/ Gilberto Tomazoni
Name: Gilberto Tomazoni
Title: Global Chief Executive Officer
[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

BANCO BRADESCO BBI S.A.

By: /s/ Gilberto Noboru Nakayasu
Name: Gilberto Noboru Nakayasu
Title: Authorized Signatory

By: /s/ Fernando Mattos Pereira Guimaraes
Name: Fernando Mattos Pereira Guimaraes
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

MIZUHO SECURITIES USA LLC

By: /s/ Rodrigo Garcia de Leon Ferrer
Name: Rodrigo Garcia de Leon Ferrer
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By: /s/ Christopher Kenny
Name: Christopher Kenny
Title: Managing Director

[Signature Page to Registration Rights Agreement]

Annex A
Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Annex B
Each broker-dealer that receives Exchange Securities for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

Annex C

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Schedule I
Initial Purchasers

BBVA Securities Inc.
BMO Capital Markets Corp.
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Banco Bradesco BBI S.A.
Banco BTG Pactual S.A. – Cayman Branch
BB Securities Limited
Rabo Securities USA, Inc.
ING Financial Markets LLC
Itau BBA USA Securities, Inc.
Standard Chartered Bank
Truist Securities, Inc.
Banco Safra S.A., Acting Through Its Cayman Islands Branch
Regions Securities LLC
XP Investments US, LLC